Exhibit 10.3

AMENDMENT NUMBER SEVENTEEN
TO
TEXAS REGIONAL BANCSHARES, INC.
AMENDED AND RESTATED EMPLOYEE STOCK OWNERSHIP PLAN
(WITH 401(K) PROVISIONS)

Texas Regional Bancshares, Inc., a corporation organized and operating under the laws of the State of Texas, and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Company”), together with the Trustees of the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) adopt the following amendments to the Plan effective as of March 28, 2005.

WHEREAS, the Company has established and maintains the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) (the “Plan”); and

WHEREAS, Pursuant to Section 10.1 of the Plan, the Company has the right to amend the Plan, provided that the Trustees join in such Amendment, if the provisions of the Plan affecting the Trustees are amended; and

WHEREAS, previously the Board of Directors amended the Plan to provide that eligible employees of Southeast Texas Bancshares, Inc. and its affiliates, as a result of becoming employees of the Company, Texas State Bank, and its subsidiaries pursuant to certain mergers occurring in 2004, would, if otherwise eligible for an Employer Discretionary Optional Contribution in 2004, be credited for that purpose with Hours of Service performed for their former employers during the period January 1, 2004 to March 12, 2004; and

WHEREAS, the Directors now desire to further amend the Plan to provide that such otherwise eligible employees shall also be credited with Hours of Service performed for their former employers during the period January 1, 2004 to March 12, 2004 for the purpose of sharing in the Employer Discretionary Matching Contributions made for Plan Year 2004; and

WHEREAS, pursuant to the Economic Growth and Tax Relief Reconciliation Act of 2001, effective March 28, 2005, the Plan is required to provide “automatic rollovers” to non-electing terminated participants receiving involuntary distributions exceeding $1,000; and

WHEREAS, the Directors desire to amend the Plan to eliminate involuntary distributions exceeding $1,000 to terminated participants, effective March 28, 2005.

NOW, THEREFORE, IT IS HEREBY RESOLVED THAT the Plan is hereby amended effective March 28, 2005, except as specifically provided below, as follows:

1.              PLAN SUBSECTION 8.4(A) IS AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

(a)                                  If a Participant’s employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 8.4.

If a portion of a Participant’s Account is forfeited, Company Stock allocated to the Participant’s Company Stock Account must be forfeited only after the Participant’s Other Investments Account has been depleted.  If interest in more than one class of Company Stock has been allocated to a Participant’s Account, the Participant must be treated as forfeiting the same proportion of each such class.

Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant’s death, Total and Permanent Disability, Early or Normal Retirement).  However, at the election of the Participant, the Administrator shall direct the Trustee that the entire Vested portion of the Terminated Participant’s Combined Account shall be payable to such Terminated Participant.  Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 8.5 and 8.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

If the value of a Terminated Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $1,000, then the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

For purposes of this Section 8.4, if the value of a Terminated Participant’s Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

2.                                      PLAN SUBSECTION 8.5(B) IS AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

(b)                                 Any distribution to a Participant who has a benefit which exceeds $1,000 shall require such Participant’s written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution occurs prior to the time the benefit is “immediately distributable.” A benefit is “immediately distributable” if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant’s Normal Retirement Age or age 62.  Any distribution to a Beneficiary or “alternate payee” (as defined in Section 8.10), however, shall require such Beneficiary’s or alternate payee’s consent only if the benefit exceeds $5,000.  With regard to this required consent:

(1)                                  The Participant, Beneficiary, or alternate payee must be informed of the right to defer receipt of the distribution.  If a Participant, Beneficiary, or alternate payee fails to consent, it shall be deemed an election to defer the distribution of any benefit.  However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 8.5(e).

(2)                                  Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the date the distribution commences.

(3)                                  Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant, Beneficiary, or alternate payee receives the notice and must not be made more than ninety (90) days before the date the distribution commences.

(4)                                  No consent shall be valid if a significant detriment is imposed under the Plan on any Participant, Beneficiary, or alternate payee who does not consent to the distribution.

Any such distribution may commence less than thirty (30) days after the notice required under Regulation 1.411 (a)-11 (c) is given, provided that: (1) the Administrator clearly informs the Participant, Beneficiary, or alternate payee that he or she has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, Beneficiary, or alternate payee, after receiving the notice, affirmatively elects a distribution.

3.                                      PLAN SUBPARAGRAPH 8.6(F)(1)(V) IS AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

(v)                                 Cash-Out Distributions.  If the value of the Participant’s benefit under this Plan does not exceed $1,000, the Administrator may immediately distribute such benefit without such Participant’s consent.  No distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and his spouse consent in writing to such distribution.

4.                                      PLAN SUBPARAGRAPH 8.6(F)(1)(VI) IS AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

(vi)                              Restrictions on Cash-Out Distributions in Excess of $1,000.  Any distribution to a Participant who has a benefit which exceeds $1,000 shall require such Participant’s written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution commences prior to the time the benefit is “immediately distributable.” A benefit is “immediately distributable” if any part of the benefit could be distributed to Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of his Normal Retirement Age or age 62.  Further, the spouse of a Participant must consent in writing to any immediate distribution.  With regard to this required consent:

(1)                                  No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

(2)                                  The Participant must be informed of his right to defer receipt of the distribution.  If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit.  However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 8.5(e).

(3)                                  Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the Annuity Starting Date.

(4)                                  Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the Annuity Starting Date.

(5)                                  No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

Distributions from the Plan will be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2, the provisions of which are incorporated herein by reference).

5.                                      PLAN SUBPARAGRAPH 8.6(F)(2)(IV) IS AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

(iv)                              Cash-Out Distributions and Restrictions on Cash-Out Distributions.  If the value of the Participant’s benefit under this Plan does not exceed $5,000, the Administrator may immediately distribute such benefit without the consent of the Participant’s spouse.  No distribution may be made under the preceding sentence after the Annuity Starting Date unless the spouse consents in writing.  If the value exceeds $5,000, an immediate distribution of such benefit shall require written consent of the surviving spouse.  Any written consent required under this paragraph must be obtained not more than ninety (90) days before commencement of the distribution and shall be made in a manner consistent with Section 8.6(f)(1)(iv).

Distributions from this Plan will be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2, the provisions of which are incorporated herein by reference).

6.                                      PLAN SECTION 8.8, LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN, IS AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

8.8                                 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant’s attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan.  In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary.  However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

7.                                      Section 5.2 of Amendment Number One to the Plan (as restated in Amendment Number Twelve), Rollovers Disregarded in Determining Value of Account Balance for Involuntary Distributions, is amended and restated in its entirety to read as follows:

5.2                                 Rollovers Disregarded in Determining Value of Account Balance for Involuntary Distributions.  For purposes of involuntary distributions to Beneficiaries and alternate payees under Sections 8.5(b) and 8.6(f) of the Plan (but not for purposes of involuntary distributions to terminated Participants), the value of a Participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meanings of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.  If the value of the Participants’ nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable account balance.

8.                                      Schedule A to the Plan, Service of Acquired Employees, shall be and hereby is amended and restated, effective March 12, 2004, in the form attached to this Amendment as Exhibit “A.”

IN WITNESS WHEREOF, this Seventeenth Amendment to the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) has been executed this 8th day of March, 2005 to be effective as of the dates provided above.

Texas Regional Bancshares, Inc.

	By:	/s/ G.E. Roney
Glen E. Roney,
Chairman of the Board and
Chief Executive Officer

AGREED TO AND ACCEPTED BY:

/s/ G.E. Roney
Glen E. Roney, Trustee

/s/ Morris Atlas
Morris Atlas, Trustee

/s/ Frank N. Boggus
Frank N. Boggus, Trustee

TEXAS REGIONAL BANCSHARES, INC.
AMENDED AND RESTATED EMPLOYEE STOCK
OWNERSHIP PLAN (WITH 401(K) PROVISIONS

Schedule “A”

Service of Acquired Employees

The Employer, Texas Regional Bancshares, Inc., grants “Years of Service” (as that term is defined in Plan Section 2.76) to the following groups of acquired Employees for the following periods of service with other employers, as of the dates indicated below, and for the Plan purposes indicated below:

Acquired Group (including date of hire)	Participation Service (including limits)	Vesting Service (including limits)	Entry Date (including limits)

Mid Valley Bank, 1992 (former participants in Mid Valley Bank Employees’ Pension Plan only)	Yes; all service with Mid Valley Bank	Yes; all service with Mid Valley Bank	Immediately upon employment by Employer (and for compensation earned from Mid Valley Bank in 1992 and the Employer)

First National Bank of South Texas, 1995 (employees of Rio Grande City and Roma branches as of acquisition by Texas State Bank)	Yes; all service with First National Bank of South Texas	Yes; all service with First National Bank of South Texas	Immediately upon employment by Employer (but only for compensation earned from the Employer)

First State Bank & Trust Co., The Border Bank, 1996 (employees as of time of merger into Texas State Bank)	Yes; all service with First State Bank & Trust Co., The Border Bank	Yes; all service with First State Bank & Trust Co., The Border Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Brownsville National Bank, Texas Bank & Trust, and Bank of Texas, 1998	Yes; all service with Brownsville National Bank, Texas Bank & Trust, and Bank of Texas	Yes; all service with Brownsville National Bank, Texas Bank & Trust, and Bank of Texas	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Harlingen Bancshares, Inc., HN Bancshares of Delaware, Inc., and Harlingen National Bank, August 15, 1999	Yes; all service with Harlingen Bancshares, Inc., HN Bancshares of Delaware, Inc., and Harlingen National Bank	Yes; all service with Harlingen Bancshares, Inc., HN Bancshares of Delaware, Inc., and Harlingen National Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Frost National Bank and Overton Park Bank (Frost National Bank data processing location in Grapevine, Texas), March 12, 2002	Yes; all service with Frost National Bank and Overton Park Bank	Yes; all service with Frost National Bank and Overton Park Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Riverway Holdings, Inc., Riverway Holdings of Delaware, Inc., and Riverway Bank, time of 2002 merger	Yes; all service with Riverway Holdings, Inc., Riverway Holdings of Delaware, Inc., and Riverway Bank	Yes; all service with Riverway Holdings, Inc., Riverway Holdings of Delaware, Inc., and Riverway Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

San Juan Bancshares, Inc., San Juan Delaware Financial Corporation, Texas Country Bank, time of 2002 merger	Yes; all service with San Juan Bancshares, Inc., San Juan Delaware Financial Corporation, Texas Country Bank	Yes; all service with San Juan Bancshares, Inc., San Juan Delaware Financial Corporation, Texas Country Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Corpus Christi Bancshares, Inc., CCB-Nevada, Inc., and The First State Bank; February 14, 2003	Yes; all service with Corpus Christi Bancshares, Inc., CCB-Nevada, Inc., and The First State Bank	Yes; all service with Corpus Christi Bancshares, Inc., CCB-Nevada, Inc., and The First State Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Southeast Texas Bancshares, Inc., Community Bank & Trust, SSB, Port Arthur Abstract and Title Company, Southeast Texas Title Company, and Southeast Texas Insurance Services, L.P. (“its subsidiaries”) (for employees on date of merger) March 12, 2004

	Yes; all service with Southeast Texas Bancshares, Inc., its subsidiaries, and Secure Trust if credited by Southeast Texas Bancshares, Inc. (for employees on date of merger)	Yes; all service with Southeast Texas Bancshares, Inc., its subsidiaries, and Secure Trust if credited by Southeast Texas Bancshares, Inc. (for employees on date of merger)

Immediately upon employment by Employer (but only for eligible employees age 21 or more, and only for compensation earned from the Employer); in addition, Hours of Service with Southeast Texas Bancshares, Inc. and subsidiaries served from January 1, 2004-March 12, 2004 shall be credited for purposes of allocating Employer Discretionary Optional Contributions and Employer Discretionary Matching Contributions if the employee is otherwise eligible

Valley Mortgage Company, Inc., November 23, 2004	Yes; all service with Valley Mortgage Company, Inc. (for employees on date of merger)	Yes; all service with Valley Mortgage Company, Inc. (for employees on date of merger)	Immediately upon employment by Employer (but only for eligible employees age 21 or more, and only for compensation earned from the Employer)

Mercantile Bank & Trust and its subsidiaries Mercantile Texas Realty Services, Inc. and Mercantile Securities, Inc., January 14, 2005	Yes; all service with Mercantile Bank & Trust and its subsidiaries Mercantile Texas Realty Services, Inc. and Mercantile Securities, Inc. (for employees on date of merger)	Yes; all service with Mercantile Bank & Trust and its subsidiaries Mercantile Texas Realty Services, Inc. and Mercantile Securities, Inc., (for employees on date of merger)	Immediately upon employment by Employer (but only for eligible employees age 21 or more, and only for compensation earned from the Employer)